SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported):	January 1, 2005

United Companies Corporation
(Exact Name of Registrant as Specified in Charter)

Nevada	000-28321	88-0374969
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

940 N.W. 1st Street, Fort Lauderdale, Florida	33311
(Address of principal executive offices)	(Zip code)

(954) 462-5570
Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective January 1, 2005, United Companies Corporation, a Nevada corporation (“United”) and Jeff Morris entered into a Consulting Agreement (the “Consulting Agreement”). Pursuant to the Consulting Agreement, United engaged Mr. Morris to provide management and advisory services to United. The term of the Consulting Agreement is for twenty-four (24) months, unless terminated earlier. Mr. Morris will be compensated $6,000 per month and receive warrants to purchase 28,571,428 shares of United’s common stock.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Effective January 1, 2005, United granted Mr. Morris warrants to purchase 28,571,428 shares of United’s common stock. The warrants are exercisable at $0.007 per share and vest in four (4) equal traunches of 7,142,857 shares each, six (6) months, twelve (12) months, eighteen (18) months and twenty-four (24) months from January 1, 2005. The warrants contain “piggyback” registration rights and provide for “cashless” exercise. In the event Mr. Morris is terminated from his position pursuant to the Consulting Agreement, Mr. Morris will not be entitled to receive any warrants that have not vested as of the date of termination. In the event Mr. Morris is terminated for any reason other than for “Cause” (as defined in the Consulting Agreement), all warrants will vest immediately.

ITEM 9.0 FINANCIAL STATEMENTS AND EXHIBITS

(a) Not Applicable

(b) Not Applicable

(c) Exhibit No. Description

Exhibit	Description	Location
Exhibit 99.1	Consulting Agreement, effective January 1, 2005, by and between United Companies Corporation and Jeff Morris	Provided herewith
Exhibit 99.2	Warrant, dated January 1, 2005	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMPANIES CORPORATION

Date: March 10, 2005	By:	/s/ Robert Carmichael
Name: Robert Carmichael
Its: Chief Executive Officer